Exhibit 99.B(d)(43)

AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT
SEI INSTITUTIONAL MANAGED TRUST

THIS AMENDMENT to the Investment Sub-Advisory Agreement for the SEI Institutional Managed Trust (“SIMT”) between Jackson Square Partners, LLC (the “Sub-Adviser”) and SEI Investments Management Corporation (the “Adviser”), is made effective as of the 23 day of June, 2015.

WHEREAS, Sub-Adviser and Adviser previously entered into an Investment Sub-Advisory Agreement dated as of May 1, 2014 with respect to the SIMT Tax-Managed Large Cap Fund (the “Agreement”); and

WHEREAS, the parties wish to add the SIMT Large Cap Growth and Large Cap Funds to the Agreement which such funds were previously set forth in a separate agreement between Adviser and Sub-Adviser dated May 1, 2014 (Separate Agreement); and

WHEREAS, the parties also desire to amend Schedules A and B of the Agreement;

NOW THEREFORE, the parties to this Amendment, intending to be legally bound, agrees as follows:

1.              Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement;

2.              To the extent that the Agreement conflicts with this Amendment, the Amendment will control;

3.              The Separate Agreement is hereby terminated and superseded by the Agreement, as amended;

4.              Schedules A and B of the Agreement are hereby deleted and replaced with Schedules A and B attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

SEI Investments Management Corporation	Jackson Square Partners, LLC

By:	By:

/s/ William T. Lawrence	/s/ Van Tran

Name:	Name:

William T. Lawrence	Van Tran

Title:	Title:

Vice President	CFO

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Jackson Square Partners, LLC

As of May 1, 2014, as amended June 23, 2015

SEI INSTITUTIONAL MANAGED TRUST

Tax-Managed Large Cap Fund
Large Cap Growth Fund
Large Cap Fund

Agreed and Accepted:

SEI Investments Management Corporation	Jackson Square Partners, LLC

By:	By:

/s/ William T. Lawrence	/s/ Van Tran

Name:	Name:

William T. Lawrence	Van Tran

Title:	Title:

Vice President	CFO

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Jackson Square Partners, LLC
As of June 23, 2015

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Tax-Managed Large Cap Fund	[REDACTED]

Large Cap Growth Fund	[REDACTED]

Large Cap Fund	[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	Jackson Square Partners, LLC

By:	By:

/s/ William T. Lawrence	/s/ Van Tran

Name:	Name:

William T. Lawrence	Van Tran

Title:	Title:

Vice President	CFO